SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [xx]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ X ] Preliminary Proxy Statement [ ] Confidential, for Use of the

Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-12

INTREPID TECHNOLOGY AND RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[xx] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:  Jacob D. Dustin

4) Date Filed:   October 19, 2007

43586.0003.1069749.4

INTREPID TECHNOLOGY AND RESOURCES, INC.

501 West Broadway, Suite 200

Idaho Falls, Idaho 83402

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Intrepid Technology and Resources, Inc.  The annual meeting will be held on Friday, December 7, 2007, at the Company’s Corporate Headquarters, 501 W. Broadway, Suite 200, Idaho Falls, Idaho 83402, at 3:00 p.m. local time.

Your vote is important and I urge you to vote your shares by proxy, whether or not you plan to attend the meeting.  After you read this proxy statement, please indicate on the proxy the manner in which you want to have your shares voted.  Then date, sign and mail the proxy in the postage-paid envelope that is provided.  If you sign and return your proxy without indicating your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of the Company’s Board of Directors.

We hope to see you at the meeting.

Sincerely,

Dr. Dennis D. Keiser
Chief Executive Officer

November 7, 2007

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INTREPID TECHNOLOGY AND RESOURCES, INC.

501 West Broadway, Suite 200

Idaho Falls, Idaho 83402

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 7, 2007

NOTICE IS HEREBY GIVEN, that an Annual Meeting of Shareholders (the “Annual Meeting”) of Intrepid Technology and Resources, Inc. (the “Company”) will be held on Friday, December 7, 2007, at the Company’s corporate headquarters, 501 W. Broadway, Suite 200, Idaho Falls, Idaho 83402, at 3:00 p.m. local time, for the following purposes, as more fully described in the attached Proxy Statement:

(1)

To elect the eight members of the Board of Directors (the “Board of Directors” or “Board”) of the Company to serve until the next annual meeting of shareholders or until their respective successors are elected and qualified;

(2)

To approve the following adjustments of the Company’s capital stock and corresponding amendment to the Company’s Articles of Incorporation: (i) a 100-for-1 reverse stock split of the Company’s shares of common stock issued and outstanding as of December 7, 2007 and a corresponding reduction of the Company’s authorized shares of common stock from 350,000,000 shares to 3,500,000 shares; (ii) an increase in the number of the Company’s post-split authorized shares of common stock from 3,500,000 shares to 25,000,000 shares; and (iii) an elimination of the Company’s previously authorized shares of preferred stock;

(3)

To ratify and approve the appointment of Jones Simkins, P.C. as the Company's independent auditors for the fiscal year ending June 30, 2008; and

(4)

To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on October 8, 2007, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof.  A complete list of shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company’s Corporate Headquarters, 501 W. Broadway, Suite 200, Idaho Falls, Idaho 83402.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE EIGHT BOARD NOMINEES AS DIRECTORS AND “FOR” THE OTHER PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

IMPORTANT

You are cordially invited to attend the Annual Meeting in person.  In order to ensure your representation at the meeting, however, please promptly complete, date, sign and return the enclosed proxy in the accompanying envelope.  If you should decide to attend the Annual Meeting and vote your shares in person, you may revoke your proxy at that time.

By Order of the Board of Directors,

Dr. Dennis D. Keiser
Chief Executive Officer and Acting CFO

November 7, 2007

43586.0003.1069749.4

INTREPID TECHNOLOGY AND RESOURCES, INC.

501 West Broadway, Suite 200

Idaho Falls, Idaho 83402

_________________________

PROXY STATEMENT
November 7, 2007
_________________________

This proxy statement contains information related to the annual meeting of shareholders of Intrepid Technology and Resources, Inc. to be held on Friday, December 7, 2007, at the Company’s corporate headquarters, 501 W. Broadway, Suite 200, Idaho Falls, Idaho 83402, at 3:00 p.m. local time, and at any postponements or adjournments thereof.  The Company and its Board of Directors are making this proxy solicitation.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Company’s Annual Meeting, the shareholders will act upon the matters identified in the notice of meeting on the cover page of this proxy statement, which describes proposals relating to the election of the eight members of the Board of Directors of the Company, adjustments of the Company’s capital stock and corresponding amendment to the Company’s Articles of Incorporation, and ratification and approval of the appointment of Jones Simkins, P.C. as the Company's independent auditors for the fiscal year ended June 30, 2008.

Who is entitled to vote?

Only shareholders of record on the close of business on the record date, October 8, 2007 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.  Each outstanding share of capital stock will be entitled to the number of votes set forth in the following table on each matter to be voted upon at the meeting.  The holders of common stock vote together as a single class.

Description of Capital Stock	Number of Votes	Total Votes

Common Stock	One Vote Per Share	245,847,896

Who can attend the Annual Meeting?

All shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting.  Seating, however, is limited.  Admission to the meeting will be on a first-come, first-served basis.  Registration will begin at 2:30 p.m., and seating will begin at 2:45 p.m.  Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport.  Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the Company to conduct business at the

43586.0003.1069749.4

meeting.  As of the Record Date, the shareholders held a total of 245,847,896 shares of voting common stock, or “votes”.  As such, holders of at least 122,923,949 shares (i.e., a majority) must be present at the meeting, in person or by proxy, to constitute a quorum.  Proxies received but marked to “withhold authority” for the election of any nominee as a director or to “abstain” from voting on other proposals, as well as “broker non-votes” will be included in the calculation of the number of shares considered to be present at the meeting for the purpose of establishing the existence of a quorum.

How do I vote?

If you complete and properly sign the accompanying proxy and return it to the Company, then it will be voted as you direct.  If you are a registered shareholder and attend the meeting, then you may deliver your completed proxy in person or vote by ballot at the meeting.  “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions with respect to a matter, then your shares will be voted in accordance with the recommendations of the Company’s Board of Directors concerning that matter.

Can I change my vote after I return my proxy?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.  The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Except to the extent you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of the Company’s Board of Directors.  The Board’s recommendations as to each matter submitted for shareholder approval are set forth in this proxy statement.  In summary, the Board recommends that you vote your shares:

•

For the election of each of the eight Board Nominees to the Board of Directors;

•

For the approval of the following adjustments of the Company’s capital stock and corresponding amendment to the Company’s Articles of Incorporation: (i) a 100-for-1 reverse stock split of the Company’s shares of common stock issued and outstanding as of December 7, 2007 and a corresponding reduction of the Company’s authorized shares of common stock from 350,000,000 shares to 3,500,000 shares, (ii) an increase in the number of the Company’s post-split authorized shares of common stock from 3,500,000 shares to 25,000,000 shares, and (iii) an elimination of the Company’s previously authorized shares of preferred stock; and

•

For the ratification and approval of the appointment of Jones Simkins, P.C. as the Company's independent auditors for the fiscal year ending June 30, 2008.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors.  The affirmative vote of a plurality of the votes cast at the meeting at which a quorum is present is required for the election of the directors.  A properly executed proxy marked to “withhold authority” with respect to the election of a nominee will not be voted in favor of electing the nominee.

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Approval of Capital Stock Adjustments and Amendment of Articles of Incorporation.  If a quorum is present at the meeting, the adjustments of the Company’s capital stock and corresponding amendment of the Company’s Articles of Incorporation will be approved if the number of votes cast in favor of approval exceeds the number of votes cast in opposition.  A properly executed proxy marked “abstain” with respect to this matter will not be voted with respect to such matter.

Appointment of Independent Auditors.  If a quorum is present at the meeting, the appointment of Jones Simkins, P.C. as the Company’s independent auditors for the fiscal year ending June 30, 2008 will be ratified and approved if the number of votes cast in favor of the ratification and approval exceeds the number of votes cast in opposition.  A properly executed proxy marked “abstain” with respect to this matter will not be voted with respect to such matter.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.  Shares represented by such “broker non-votes” will be counted, however, for the purposes of determining whether there is a quorum.

STOCK OWNERSHIP

The following table shows how many shares of the Company’s common stock were beneficially owned as of October 8, 2007 by certain shareholders and each of our directors and executive officers as a group.

(a)

Beneficial owners who own more than five percent (5%) or more of the Company’s common stock

None

(b)

Directors and Executive Officers

Name and Address of Beneficial Owner	Total Number of Common Shares Beneficially Owned	Percent of Class(1)

Dr. Dennis D. Keiser 501 W. Broadway #200 Idaho Falls, Idaho 83402	10,224,914(2)	4.2%

Dr. Jacob D. Dustin 501 W. Broadway #200 Idaho Falls, Idaho 83402	8,181,001(3)	3.3%

William R. Myers 501 W. Broadway #200 Idaho Falls, Idaho 83402	3,654,782(4)	1.5%

D. Lynn Smith 501 W. Broadway #200 Idaho Falls, Idaho 83402	2,146,754(5)	0.9%

Steven Whitesides 501 W. Broadway #200 Idaho Falls, Idaho 83402	7,105,100(6)	2.9%

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David Hawk 501 W. Broadway #200 Idaho Falls, Idaho 83402	0	--

Bradley J. Frazee 501 W. Broadway #200 Idaho Falls, Idaho 83402	4,881,400(7)	2.0%

Donald J. Kenoyer 501 W. Broadway #200 Idaho Falls, Idaho 83402	5,989,701(8)	2.4%

Robert V. Searcy 501 W. Broadway #200 Idaho Falls, Idaho 83402	919,367(9)	0.4%

Mitchell J. Hart 501 W. Broadway #200 Idaho Falls, Idaho 83402	21,000(10)	--
John W. Brockage 501 W. Broadway #200 Idaho Falls, Idaho 83402	65,000(11)	--
All officers, directors and key employees as a group (nine individuals)	43,189,019(12)	17.6%

__________________________

(1)

Applicable percentage of ownership is based on 245,847,896 shares of common stock outstanding as of October 8, 2007 , together with securities exercisable or convertible into shares of common stock within 60 days after October 8, 2007, for each shareholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days after October 8, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Note that affiliates are subject to Rule 144 and insider trading regulations - percentage computation is for form purposes only.

(2)

Dr. Keiser’s beneficial shares include 6,315,822 shares of common stock jointly owned by him and his wife and 909,092 owned by his children, and 3,000,000 shares subject to options exercisable within 60 days.

(3)

Dr. Dustin’s beneficial shares include 3,756,001 shares of common stock owned by him and his wife and 1,625,000 owned by his children, and 2,800,000 shares subject to options exercisable within 60 days.

(4)

Includes 3,369,782 shares of common stock owned by Mr. Myers and 285,000 shares subject to options exercisable within 60 days.

(5)

Includes 1,646,754 shares of common stock owned by Mr. Smith and 500,000 shares subject to options exercisable within 60 days.

(6)

Includes 438,434 shares of common stock owned by Mr. Whitesides and 6,666,666 owned by his dairy business of which he is a co-owner.

(7)

Includes 683,991 shares of common stock owned by Mr. Frazee and 4,881,400 shares subject to options exercisable within 60 days.

(8)

Includes 3,711,001 shares of common stock owned by Mr. Kenoyer and his wife and 2,213,700 shares subject to options exercisable within 60 days and 65,000 shares subject to options exercisable within 60 days issued to his wife.

(9)

Includes 329,367 shares of common stock owned by Mr. Searcy and 590,000 shares subject to options exercisable within 60 days.

(10)

Includes 21,000 shares of common stock owned by Mr. Hart.

(11)  Includes 65,000 shares of common stock owned by Mr. Brockage.

(11)

Includes 28,853,919 shares of common stock and 14,335,100 shares subject to options exercisable within 60 days.

43586.0003.1069749.4

There are no arrangements or understandings among the entities and individuals referenced above or their respective associates concerning election of directors or other any other matters which may require shareholder approval.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and executive officers file reports with the Securities and Exchange Commission indicating the number of shares of any equity securities they owned when they became a director or officer and after that any changes in their ownership of common stock.  Section 16(a) of the Securities Exchange Act of 1934 requires these reports.  We have reviewed copies of these reports; and, based on a review of those reports we believe that during the year 2007 all Section 16 recording requirements applicable to our officers and directors were complied with.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s Board of Directors consists of eight director seats.  The Board recommends that you re-elect all eight of the current directors to the Board.  Specifically, the following eight persons (the “Board Nominees”) have been nominated by your Board of Directors for election at the Annual Meeting to hold office until the next annual meeting and the election of their successors:

Name	Age	Position With Company	Residence	Director Since

John W. Brockage	68	Director	Castro Valley, CA	2007
Jacob D. Dustin	59	Director and President	Idaho Falls, ID	2001
Mitchell J. Hart	50	Director	Soda Springs, ID	2007
David Hawk	66	Director	Boise, ID	2007
Dennis D. Keiser	68	Director and CEO	Idaho Falls, ID	2001
William R. Myers	65	Director	Moriarty, NM	2002
D. Lynn Smith	57	Director and Chairman	Idaho Falls, ID	2002
Steven Whitesides	47	Director	Rupert, ID	2005

John W. Brockage

Mr. John W. Brockage, a shareholder since 2004, was appointed to the Board in 2007 by the remaining directors to fill the vacancy created by increasing the size of the Board from seven to eight director seats.  The increase in the size of the Board and the appointment of Mr. Brockage as a director was accomplished by a unanimous, written consent resolution of the Board of Directors.  Mr. Brockage has for the past five years been a Real Estate Property owner, builder, investor and property manager in California and Hawaii.  Prior to that, he accumulated 28 years of similar business experience.  At one time he was a licensed Real Estate Agent buying and selling commercial property.  He has patented his own inventions and has past board experience serving on the boards of the Colby Computer Corporation and Rollerjet Corporation.

Jacob D. Dustin

Dr. Dustin has served as a director, vice president, secretary and treasurer of the Company since 2002 and as President since May 2006.  From 1999 to 2000 he was employed by Bechtel Corporation at the Idaho National Engineering and Environmental Laboratory.  From 1995 to 1999 he was an employed by Parsons, an architectural and engineering firm.  In 1995 he retired from the United States Air Force with the rank of Colonel.  He brings over

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thirty years of experience in operational and engineering leadership positions managing large, diverse groups of engineers, scientists and technicians and programs with annual budgets in excess of $100M.

Mitchell J. Hart

Mr.. Mitchell J. Hart, a director since September 2007, has a degree in Mining Engineering from the University of Utah and is a licensed professional engineer.  He currently serves as Vice President and Director of Terra Systems, Inc.   Mr. Hart has experience in the evaluation, permitting and development of advanced clean coal gasification power generating facilities, specialty carbon upgrading projects, wind energy and noble and precious metal extraction and processing projects.  Prior to joining Terra Systems in 2005, Mr. Hart served 19 years with Monsanto where he was responsible for the procurement raw materials, stockpile and inventory management, the optimization of manufacturing operations and marketing of phosphate process by-products.  Mr. Hart began his career as a Sr. Engineer with Shell Oil Company where he worked in both engineering and operations.

David Hawk

Mr. David Hawk, a director since March 2007, recently retired from the corporate staff of the J.R. Simplot Company where he served as the Director of Energy Natural Resources.  He was responsible for determining current and future company energy needs, identifying and managing the methods by which the needs are met, and the administration of the company’s activity in governmental, utility matters. Coupled with this was the identification and acquisition of natural gas reserves and the initiation and management of electrical generation projects. Mr. Hawk has provided expert testimony to Canadian and U.S. federal and state regulatory bodies on natural gas pricing, pipeline and utility rate making, and avoided cost (PURPA) issues. Mr. Hawk formerly held the position of Chairman of the Board of Directors for Remington Oil and Gas Company, a publicly traded oil and gas exploration and production company headquartered in Dallas, Texas.  He has also served as Exploration Geologist with Atlantic Richfield and Tenneco, Vice President with IGC Production Company (a non-regulated resource subsidiary of Intermountain Gas Company), Vice President with Sundance Oil Company, and Senior Vice President with Horn Resources Corporation.

Dennis D. Keiser

Dr. Keiser has served the Company as a director and its chief executive officer since 2002.  In 2001 he was a founder of Western Technology Management, which ultimately merged into the Company.  Prior to that he managed a Science and Technology Laboratory for the United States Department of Energy, involved in energy and environmental research and development.   He has corporate executive experience in science, engineering and business management spanning three decades and has managed large technical and business operations with Fortune 500 companies.

William R. Myers

Mr. Myers, a director since 2002, has recently retired as president of Myers Associates International, Inc., which provided technical and management consulting, business development and construction management for domestic and international firms. He has more than 40 years of business development and strategic planning experience with architectural engineering, research and development, construction, environmental science and startup entrepreneurial firms in both national and international settings.

D. Lynn Smith

Mr. D. Lynn Smith, a director since 2002 and Chairman since 2006, has over thirty five years experience as a Certified Public Accountant and Principal in Galusha, Higgins & Galusha, P.C, of Idaho Falls, Idaho, a regional public accounting firm.  Experience includes audit, tax, individual and business litigation support and individual and business planning with a special emphasis on agriculture and agribusiness.   Mr. Smith is a Certified Valuation Analyst (CVA) and is accredited in business valuations.

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Steven Whitesides

Mr. Steven Whitesides, a director since 2005, has nearly 30 years experience in the operation and management of agricultural businesses ranging from feed mills to dairy and beef operations.   He is co-owner and operator of one of the largest and most progressive dairies in the State of Idaho and has a consistent history of demonstrating leadership in the advancement and betterment of the dairy industry as a whole.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES.

During the year ended June 30, 2007, the Board of Directors held four face-to-face meetings and eight formal telephone conference meetings.  All of the directors attended at least 75% of the meetings of the Board.  The members of the Board of Directors serve as the Executive Committee and Nominating Committee.  The current members of the Compensation Committee and Audit Committee are Messrs. D. Lynn Smith, William R. Myers, David Hawk, Steven Whitesides and Mitchell Hart.

The Nominating Committee met twice during 2007 and recommends the eight Board Nominees for election to the Board of Directors at this Annual Meeting.

The members of the Audit Committee are currently Messrs. Smith (Chairman), Hawk, Whitesides and Myers. The Audit Committee reviews the proposed plan and scope of the Company’s annual audit as well as the results when it is completed. The Committee reviews the services provided by the Company’s independent auditors and their fees. The Committee meets with the Company’s financial officers to assure the adequacy of the Company’s accounting principles, financial controls and policies. The Committee is also charged with reviewing transactions that may present a conflict of interest on the part of management or directors. The Audit Committee meets at least quarterly to review the financial results, discuss the financial statements and make recommendations to the Board. Other items of discussion include the independent auditors’ recommendations for internal controls, adequacy of staff, and management’s performance concerning audit and financial controls. The Audit Committee met four times in 2007.

The Compensation Committee met one time in 2007 for the purpose of developing a plan for paying the compensation that certain key employees and officers had voluntarily deferred over the past several years to help lessen cash flow burdens on the Company during its early development.

DIRECTORS’ COMPENSATION

During fiscal year 2007, Board members Myers and Whitesides received $10,000 each, Smith received $9,750, and Parker received $12,000 direct compensation for services rendered during calendar year 2006 in their capacity as directors.  Mr. Parker was compensated at a higher rate due to his extensive involvement as Chairman of the Board of Directors.  Mr. LaFleur, who retired as a Director in December 2005 was also paid the $8,000 compensation which he had voluntarily deferred for services rendered during calendar year 2005.  No other fees were accrued or paid to them.

MANAGEMENT REMUNERATIONS AND TRANSACTIONS

COMPENSATION OF EXECUTIVE OFFICERS

The following are the executive officers (named executive officers) of the Company:

Name	Age	Position with Company, Principal Occupation
Dr. Dennis D. Keiser	68	Director and Chief Executive Officer since 2001
Dr. Jacob D. Dustin	59	Director, Vice President, Secretary and Treasurer 2001-2006; Director and President since 2006; Acting Secretary during 2007

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CORPORATE GOVERNANCE RESPONSIBILITY

The Board of Directors is ultimately responsible for the Company's corporate governance. Good corporate governance ensures that the Company complies with federal securities laws and regulations, including those promulgated under the Sarbanes-Oxley Act of 2002. The Board of Directors has adopted a Code of Ethics for the Chief Executive Officer, President, Vice-President, Secretary and Treasurer.

EXECUTIVE COMPENSATION

The following table shows, for each of the two most recent fiscal years ended, compensation awarded or paid to, or earned by the Company’s Chief Executive Officer and its other named most highly compensated executive officers and key employees at June 30, 2007 and the prior year in all capacities.

Name and Principal Position	Fiscal Year Ended	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compen-sation	All Other Compen-sation	Total

Dr. Dennis D. Keiser(1)	2007	$ 104,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 104,000
Chief Executive Officer	2006	$ 104,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 104,000

Dr. Jacob D. Dustin (2)	2007	$ 104,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 104,000
President, Chief Operating Officer, Treasurer and Acting Secretary	2006	$ 104,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 104,000

Donald J. Kenoyer	2007	$ 104,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 104,000
Vice President, Biomethane Engineering/Construction Management	2006	$ 104,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 104,000

Bradley J. Frazee	2007	$ 104,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 104,000
Vice President, Bio methane Operations and Secretary	2006	$ 104,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 104,000

_______________

 (1)

Dr. Keiser also served as Chairman and President until May 23, 2006.

(2)

Dr. Dustin was appointed to the additional posts of President and Chief Operating Officer on May 23, 2006, and on that date relinquished his position as Secretary.   Dr. Dustin has served as Acting Secretary during 2007.

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The following table provides information concerning fiscal year 2007 outstanding equity awards to the Company’s executive officers and key employees:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
D. Keiser	1,000,000	-0-	-0-	$0.010	20-Dec-2007	-0-	$-0-	-0-	$-0-
D. Keiser	2,000,000	-0-	-0-	$0.035	31-Dec-2008	-0-	$-0-	-0-	$-0-
J. Dustin	800,000	-0-	-0-	$0.010	20-Dec-2007	-0-	$-0-	-0-	$-0-
J. Dustin	2,000,000	-0-	-0-	$0.035	31-Dec-2008	-0-	$-0-	-0-	$-0-
D. Kenoyer	713,700	-0-	-0-	$0.010	20-Dec-2007	-0-	$-0-	-0-	$-0-
D. Kenoyer	1,500,000	-0-	-0-	$0.035	31-Dec-2008	-0-	$-0-	-0-	$-0-
B. Frazee	627,300	-0-	-0-	$0.010	20-Dec-2007	-0-	$-0-	-0-	$-0-
B. Frazee	1,500,000	-0-	-0-	$0.035	31-Dec-2008	-0-	$-0-	-0-	$-0-
B. Frazee	2,000,000	-0-	-0-	$0.040	30-Aug-2009	-0-	$-0-	-0-	$-0-
B. Frazee	754,100	-0-	-0-	$0.038	13-Jan-2010	-0-	$-0-	-0-	$-0-

(1) All options granted were exercisable as of the option grant dates, which were 5 years prior to Option Exercise Date.

COMPENSATION COMMITTEE REPORT

The Compensation Committee members are Messrs. Lynn Smith, William Myers, Steven Whitesides,  David Hawk, and Mitchell Hart.  They are responsible for developing and making decisions with respect to the Company’s executive compensation policies. For the upcoming fiscal year 2008, the Committee also intends to review and approve the Company’s compensation and benefit plans and continue to administer the key employee and executive officer 2003 Stock Option Plan and 2005 Employee Incentive Plan.

The Company believes that executive compensation should reflect value created for stockholders in furtherance of the Company’s strategic goals. The following objectives are among those utilized by the Compensation Committee:

1.

Executive compensation should be meaningfully related to long-term and short-term value created for stockholders.

2.

Executive compensation programs should support the long-term and short-term strategic goals and objectives of the Company.

3.

Executive compensation programs should reflect and promote the Company’s overall value, business growth and reward individuals for outstanding contributions to the Company.

4.

Short and long term executive compensation is critical factors in attracting and retaining well-qualified executives.

BASE SALARY -- The Compensation Committee, in determining the appropriate base salaries of its executive officers, generally considers the level of executive compensation in similar companies in the industry. The Compensation Committee also considers (i) the performance of the Company and contributing roles of the

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individual executive officers, (ii) the particular executive officer’s specific experience and responsibilities, and (iii) the performance of each executive officer.  The base salaries for 2007 were established by the Committee at levels believed to be at or somewhat below competitive amounts paid to executives of companies in the engineering and renewable energy industries with comparable qualifications, experience and responsibilities. During 2007, Dr. Dennis D. Keiser, the Chief Executive Officer of the Company, received a base salary of $104,000, which the Committee believes to be below average for the base salary of chief executive officers with comparable qualifications, experience and responsibilities of other companies in the engineering and mining industry. The base salary of Dr. Jacob D. Dustin was $104,000 and is also below the industry average for his appointment as President.

The Company does not provide any retirement, pension, or 401(k) plan for any employees.

ANNUAL INCENTIVES -- The bonus program provided for no bonuses in 2007.  The Compensation Committee has not yet approved a management bonus plan for 2008.

LONG-TERM INCENTIVES -- The stock option program and employee incentive program are the Company’s long-term incentive plan for executive officers and key employees. The objectives of these programs are to align executive officer compensation and shareholder return, and to enable executive officers to develop and maintain a significant, long-term stock ownership position in the Company’s common stock. In addition, grants of stock options to executive officers and others are intended to retain and motivate executives to improve long-term corporate and stock market performance. Stock options are to be granted at no less than market values on the grant date, and will only have value if the Company’s stock price increases above the grant price.

•

William R. Myers, Chairman

•

Steven Whitesides

•

D. Lynn Smith

•

David Hawk

•

Mitchell J. Hart

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

Vote Required

Directors are elected by the affirmative vote of a plurality of the votes cast at the meeting at which a quorum is present.  A properly executed proxy marked to “withhold authority” with respect to the election of a nominee will not be voted in favor of electing the nominee.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  Thus, if you do not give your broker or nominee specific instructions, your shares represented by such “broker non-votes” will not be voted or counted in determining the number of shares necessary for approval.

Board Recommendation

The Board of Directors recommends that you vote your shares FOR the election of each of the eight Board Nominees, specifically Messrs. Brockage, Dustin, Hart, Hawk, Keiser, Myers, Smith and Whitesides.

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PROPOSAL 2 – ADJUSTMENTS OF CAPITAL STOCK AND AMENDMENT TO ARTICLES OF INCORPORATION

The Company’s capital stock currently consists of 350,000,000 authorized shares of common stock and 5,000,000 authorized shares of preferred stock.  The Board of Directors has recommended the following adjustments of the Company’s capital stock and corresponding amendment to the Company’s Articles of Incorporation: (i) a 100-for-1 reverse stock split of the Company’s shares of common stock issued and outstanding as of December 7, 2007 and a corresponding reduction of the Company’s authorized shares of common stock from 350,000,000 shares to 3,500,000 shares; (ii) an increase in the number of the Company’s post-split authorized shares of common stock from 3,500,000 shares to 25,000,000 shares; and (iii) an elimination of the Company’s previously authorized shares of preferred stock.

Correspondingly to the foregoing adjustments of the Company’s capital stock, existing Article V (Fifth) of the Company’s Articles of Incorporation will be deleted in its entirety and replaced with the following text:

“The total number of shares which the corporation shall have authority to issue is twenty-five million (25,000,000) shares, of which all shares, par value $.005 each, shall be designated common voting stock.”

The record date for purposes of effectuating the 100-for-1 reverse stock split of the Company’s issued and outstanding shares is December 7, 2007.  Pursuant to the split the Company may issue each shareholder of record as of December 7, 2007 one new share of common stock in exchange for every 100 of the shareholder’s pre-split shares of common stock.  The shareholder may be asked to return the certificates representing the pre-split shares of common stock to the Company in exchange for the certificates representing the newly issued shares of common stock and in such event the Company will cancel the surrendered stock certificates.  To the extent the reverse stock split would result in a shareholder owning a fractional share of common stock, the Company will round that fractional share up to the nearest whole share and issue an additional share to such shareholder to avoid the existence of fractional shares of common stock.

Purposes and Effects of the Adjustments of Capital Stock and Amendment

The Company has built and is operating two full-scale Biomethane production plants in Southern Idaho that are currently serving 10,500 dairy cows and producing three distinct and diverse revenue streams:  purified methane (natural gas) for direct sale to gas utilities, a high quality horticultural fiber product, and carbon emissions reduction credits.  These plants were financed approximately 60% debt via tax-exempt solid waste municipal revenue bonds and 40% shareholder equity raised through the registration and direct sale of Company stock.  The Company is now moving forward with its business plan to develop additional projects to increase the Company’s asset base and revenue streams and has determined that additional financing is needed in order to meet the equity investment requirements necessary to secure complete funding packages for these projects.  To secure this funding, the Board of Directors has determined that additional shares need to be authorized and made available for issuance.  Additionally, the Board of Directors has determined that a 100-for-1 reverse stock split of the Company’s common stock is advisable to immediately increase the market price of the stock and thereby increase the Company’s ability to secure this funding.

As of October 8, 2007, there were 245,847,896 shares of common stock issued and outstanding and another 103,595,100 shares of common stock reserved by the Company for stock options, warrants and convertible debentures, thereby committing virtually all of the Company’s currently authorized 350,000,000 shares of common stock.  Additional shares are needed for additional equity investment in the existing plants; project development (which would include design, construction, and installation of additional production plants and gas gathering/cleanup infrastructure that would be wholly or partially owned by the Company); initial recruiting and retention of additional staff to implement and operate these systems; and continuing research and development activity to improve plant efficiencies and develop additional new product lines.

On March 23, 2007, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with YA Global Investments, L.P. (formerly Cornell Capital Partners, L.P.) pursuant to which YA

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Global Investments agreed to purchase $3,500,000 principal amount of our 9% secured convertible debentures (the “Debentures”), of which $2,500,000 was purchased on March 23, 2007 and $1,000,000 of which was purchased on May 21, 2007.

The $2,500,000 principal amount of the Debentures mature on March 22, 2010 and $1,000,000 principal amount of the Debentures mature on May 20, 2010 and bear interest at the annual rate of 9% in cash, payable at maturity; provided, however, that at our option and subject to certain conditions regarding registration of the shares underlying the Debentures, the interest may be paid in shares of our common stock.  YA Global Investments may convert, at any time, the outstanding principal amount of the Debentures into shares of our common stock at a conversion price per share equal to the lesser of $0.06 or 90% of the lowest volume weighted average price of our common stock during the 30 consecutive trading days immediately preceding the applicable conversion date.  Under certain circumstances, including that the price of our common stock is trading at less than $0.06 and that a registration statement covering the shares issuable upon conversion of the Debentures is in effect and subject to certain exceptions, we may redeem a portion or the entire outstanding Debentures at a price equal to 110% of the amount being redeemed plus accrued interest.  In addition, upon three trading days prior notice, we may require YA Global Investments to convert all of the outstanding principal amount of the Debentures into shares of our common stock over a 20 trading day period if the volume weighted average price of our common stock during the 20 consecutive trading days immediately preceding the date of such notice had exceeded $0.128.

In the related registration rights agreement (the “Registration Rights Agreement”), the Company agreed to register 73,333,334 shares of common stock for the possible conversion of the $3,500,000 of convertible debentures and 15,000,000 warrants.  However, the Securities and Exchange Commission limited the number of registered shares to 71,387,966, consisting of 56,387,966 shares of common stock issuable upon conversion of the debentures and 15,000,000 shares issuable upon exercise of the warrants.  (These share amounts will automatically be reduced to 563,880 and 1,500,000 shares, respectively, upon consummation of the 100-for-1 reverse stock split.)  The registration statement became effective October 16, 2007.

Shareholders of the Company have no preemptive rights with respect to additional shares being authorized.

There are certain advantages and disadvantages of voting for the adjustments of the Company’s authorized capital stock and the corresponding amendment of the Company’s Articles of Incorporation.  The advantages include:

•

The immediate increase of the market price of the Company’s authorized common stock by means of the 100:1 reverse stock split.

•

Authorization of sufficient shares to meet the Company’s obligation under the Registration Rights Agreement with YA Global Investments, LP

•

Enhancement of the ability to attract other investors and to raise capital by issuing private placement shares to other investors.

•

The ability to raise additional capital by issuing common stock under potential financing transactions, if any.

•

To have shares of common stock available to pursue business expansion opportunities, if any.

•

To have shares of common stock available for retention and recruitment.

The disadvantages include:

•

Dilution to the existing shareholders, which could cause the market price of our stock to decline.

•

The issuance of authorized but unissued common stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of

43586.0003.1069749.4

the Company’s Board of Directors, at that time.  A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price.  The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

DESCRIPTION OF CAPITAL STOCK

The Company’s Board of Director currently has authority to issue three hundred fifty-five million (355,000,000) shares of capital stock, of which three hundred fifty million (350,000,000) shares at the par value of $.005 each are designated common stock and of which five million (5,000,000) shares at the par value of $1.00 are designated preferred stock.

Common Stock

The Company currently has 350,000,000 authorized shares of common stock, par value $.005 per share, voting rights of one vote per share, with no preemptive rights, non-cumulative voting, and no preferential rights of redemption or liquidation.  There are currently 245,847,896 shares of common stock issued and outstanding and another 103,595,100 shares of common stock reserved by the Company for options, warrants and convertible debentures.

Preferred Stock

The Company currently has 5,000,000 authorized shares of preferred stock, par value $1.00 per share.  The Company’s Articles of Incorporation grant the Board of Directors “blank check” authority to issue shares of the preferred stock from time to time in one or more series together with such voting powers, rights of redemption, dividends and liquidation preferences as shall be determined by the Board of Directors upon issuance.

Pursuant to this authority, on March 19, 2007 the Board of Directors amended the Articles of Incorporation to designate a series of 150,000 shares of Series A Preferred Stock.  These shares of Series A Preferred Stock were created with the intention of being pledged to YA Global Investments to secure the Company’s obligations under the Debentures.  However, as a result of subsequent negotiations, YA Global Investments accepted a security interest in the assets of the Company in lieu of pledging the Series A Preferred Stock.

Accordingly, there are currently no issued and outstanding shares of the Company’s authorized blank-check preferred stock or the shares designated as Series A Preferred Stock.  The Board of Directors recommends the elimination of the Company’s authorized 5,000,000 shares of preferred stock, including the shares designated as Series A Preferred Stock, because such equity financing options are not necessary for the Company at this time.

Warrants

The Company issued 5,000,000 warrants to Cornell Capital Partners on December 1, 2005 to release their security interest in the assets of the Company.  The exercise price is $.055 per share.  The warrants were effective on issue and expire five years from the date of issuance, or December 1, 2010.

In connection with the Purchase Agreement, the Company also issued to YA Global Investments on March 23, 2007 warrants to purchase an aggregate 15,000,000 shares of our common stock, exercisable for a period of five years, at an exercise price of $0.055 per share.

Debentures

On March 23, 2007, the Company entered into a Securities Purchase Agreement with YA Global Investments, L.P. (formerly Cornell Capital Partners, L.P.) pursuant to which YA Global Investments agreed to purchase $3,500,000 principal amount of our 9% secured convertible Debentures, of which $2,500,000 was purchased on March 23, 2007 and $1,000,000 of which was purchased on May 21, 2007 ..

43586.0003.1069749.4

The $2,500,000 principal amount of the Debentures mature on March 22, 2010 and $1,000,000 principal amount of the Debentures mature on May 20, 2010 and bear interest at the annual rate of 9% in cash, payable at maturity; provided, however, that at our option and subject to certain conditions regarding registration of the shares underlying the Debentures, the interest may be paid in shares of our common stock.  YA Global Investments may convert, at any time, the outstanding principal amount of the Debentures into shares of our common stock at a conversion price per share equal to the lesser of $0.06 or 90% of the lowest volume weighted average price of our common stock during the 30 consecutive trading days immediately preceding the applicable conversion date.  Under certain circumstances, including that the price of our common stock is trading at less than $0.06 and that a registration statement covering the shares issuable upon conversion of the Debentures is in effect and subject to certain exceptions, we may redeem a portion or the entire outstanding Debentures at a price equal to 110% of the amount being redeemed plus accrued interest.  In addition, upon three trading days prior notice, we may require YA Global Investments to convert all of the outstanding principal amount of the Debentures into shares of our common stock over a 20 trading day period if the volume weighted average price of our common stock during the 20 consecutive trading days immediately preceding the date of such notice had exceeded $0.128.

Options

The Company has available for issuance options to acquire 4,283 shares of common stock, and has issued 24,995,717 under the 2003 Stock Option Plan, of which 17,595,100 have not yet been exercised.  The options issued expire five years from the date of issue and were all vested 100% at the date of issue.   The purchase price payable to exercise an option is set at the fair market value of the common stock on the date the option is granted.  Exercise prices of currently outstanding options range between $0.01 and $0.059.  Payment in full for the number of shares purchased upon the exercise of options is required.

Transfer Agent

The Transfer Agent is Columbia Stock Transfer Company, P.O. Box 2196, Coeur d’Alene, Idaho 83816-2196, telephone 208-664-3544.

Anti-Takeover Effects Of Provisions Of The Articles of Incorporation

Authorized And Unissued Stock.  Authorized but unissued shares of common stock would be available for future issuance without our shareholders’ approval.  These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.  The issuance of such shares may also be used to deter a potential takeover of the Company that might otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company’s Board of Directors’ desires at that time.  A takeover may be beneficial to shareholders because, among other reasons, a potential suitor might offer shareholders a premium for their shares of stock compared to the then-existing market price.

Vote Required

If a quorum is present at the meeting, the above-described adjustments of the Company’s common stock and corresponding amendment to the Company’s Articles of Incorporation will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition.  A properly executed proxy marked “abstain” with respect to the proposal will not be voted with respect to such matter.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  Thus, if you do not give your broker or nominee specific instructions, your shares represented by such “broker non-votes” will not be voted or counted in determining the number of shares necessary for approval.

43586.0003.1069749.4

Board Recommendation

The Board of Directors recommends a vote FOR the adoption of this proposal to approve the above-described adjustments of the Company’s common stock and corresponding amendment to the Company’s Articles of Incorporation, as discussed above.

PROPOSAL 4 – RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO AUDITOR

The Audit Committee of the Company is responsible for assisting the Board of Directors in monitoring the integrity of the financial statements of the Company.  Management is responsible for the Company’s internal controls and the financial reporting process.  The external auditor’s responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The committee’s responsibility is to monitor and oversee these processes.  As part of its activities, the committee:

1.

reviewed and discussed with management the audited financial statements of the Company;

2.

discussed with the independent auditors the matters required to be communicated under Statement and Auditing Standards No. 61 (Communications with Audit Committees);

3.

received the written disclosures and letter from the independent auditors required by Independent Standards Board Standard No. 1 (Independent’s Discussion with Audit Committee); and

4.

discussed with independent auditors their independence.

Based on the review and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements of the Company for the year end of June 30, 2007, be included in the Company’s annual report on Form 10-KSB filed with the Securities and Exchange Commission.

The Audit Committee of the Company, consists of the following members:

•

D. Lynn Smith, Chairman

•

William R. Myers

•

Steven Whitesides

•

David Hawk

•

Mitchell J. Hart

Audit Fees

The aggregate fees billed to us by Jones Simkins, P.C. for the audit of our financial statements and all amendments for the fiscal years ended June 30, 2007 and 2006, and for reviews of financial statements included in our quarterly reports on Form 10-QSB and amendments thereto, for the fiscal years 2007 and 2006, respectively are shown in the table below:

	Audit Fees		Tax Fees		Consulting or Other Fees
Auditor	2007	2006	2007	2006	2007	2006
Jones Simkins, PC	$ 37,190	$ 30,918	-0-	-0-	$ 12,181	$ 2,265

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The Audit Committee of the Board of Directors has appointed Jones Simkins, P.C. as independent auditors to audit the financial statements of the Company for the year ended June 30, 2007. Jones Simkins, P.C. has also examined the financial statements of the Company for the fiscal year ended June 30, 2006.

While not required to do so, the Board of Directors has submitted the selection of Jones Simkins, P.C. to serve as our external auditors for the fiscal year ending June 30, 2008, for ratification or to ascertain the views of the shareholders on this appointment.

Vote Required

If a quorum is present at the meeting, the appointment of Jones Simkins, P.C. as the Company’s independent auditors for the fiscal year ending June 30, 2008 will be ratified and approved if the number of votes cast in favor of the ratification and approval exceeds the number of votes cast in opposition.  A properly executed proxy marked “abstain” with respect to the proposal will not be voted with respect to such matter.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  Thus, if you do not give your broker or nominee specific instructions, your shares represented by such “broker non-votes” will not be voted or counted in determining the number of shares necessary for approval.

Board Recommendation

The Board of Directors recommends that you vote FOR the adoption of this proposal to ratify and approve the appointment of Jones Simkins, P.C. as the Company’s independent auditors for the fiscal year ending June 30, 2008.

OTHER MATTERS

As of the date of this proxy statement, our Company knows of no business that will be presented for consideration at the meeting other than the items referred to above.  If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to our Company will be voted in accordance with the recommendation of our Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Proposals of Shareholders for the Next Annual Meeting.  Proposals of shareholders intended for presentation at the 2008 annual meeting must be received by Intrepid Technology and Resources, Inc. at our Company’s Corporate Headquarters at 501 W. Broadway, Suite 200, Idaho Falls, Idaho 83402, Attn: Corporate Secretary, on or before June 15, 2008, in order to be included in the proxy statement and form of proxy for that meeting.  The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of a shareholder proposal in Company-sponsored proxy materials.

Proxy Solicitation Costs.  Our Company is soliciting the enclosed proxies.  The cost of soliciting proxies in the enclosed form will be borne by our Company.  Officers and regular employees of our Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means.  Our Company will, upon request, reimburse brokerage firms for their reasonable expenses in forwarding solicitation materials to the beneficial owners of stock.

Incorporation by Reference.  Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to the Company’s Annual Report, which is on Form 10-KSB for the year ended June 30, 2007.  A copy of the Annual Report may be obtained without charge by writing to the Company at 501 W.

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Broadway, Suite 200, Idaho Falls, Idaho, 83402, Attn: Corporate Secretary, or by telephone request to (208) 529-5337.

Voting By Proxies.  A properly executed proxy will be voted in accordance with its terms.  Unless you indicate otherwise, the proxy will be voted FOR the election of the eight Board Nominees to the Board of Directors, FOR the approval of the adjustments of the Company’s capital stock and corresponding amendment of the Company’s Articles of Incorporation, FOR the ratification and approval of the appointment of Jones Simkins, P.C. as the Company’s independent auditors for the fiscal year ending June 30, 2008, and otherwise in the discretion of the proxy holder.  A proxy may be revoked at any time before it is voted.

By Order of the Board of Directors

Idaho Falls, Idaho	/s/ Dr. Dennis D. Keiser
November 7, 2007	Chief Executive Officer and Acting CFO

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1.  Election of Directors: There are eight (8) seats on the Board of Directors and eight (8) Board Nominees.  Each vote “FOR” a nominee listed below means that your shares will be voted in favor of electing the respective nominee.  You may also vote to “WITHHOLD AUTHORITY” to vote for any of the nominees and in that event your shares will not be voted in favor of electing the respective nominee.  In the event you vote for less than all eight (8) of the nominees, your shares will be voted in favor of electing Board Nominees to the extent you have not voted to “WITHHOLD AUTHORITY” to vote your shares for a Board Nominee.

	FOR	WITHHOLD AUTHORITY		FOR	WITHHOLD AUTHORITY
John W. Brockage	[ ]	[ ]	Dennis D. Keiser	[ ]	[ ]
Jacob D. Dustin	[ ]	[ ]	William R. Myers	[ ]	[ ]
Mitchell J. Hart	[ ]	[ ]	D. Lynn Smith	[ ]	[ ]
David Hawk	[ ]	[ ]	Steven Whitesides	[ ]	[ ]

2.   To approve the following adjustments of the Company’s capital stock and corresponding amendment to the Company’s Articles of Incorporation: (i) a 100-for-1 reverse stock split of the Company’s shares of common stock issued and outstanding as of December 7, 2007 and a corresponding reduction of the Company’s authorized shares of common stock from 350,000,000 shares to 3,500,000 shares; (ii) an increase in the number of the Company’s post-split authorized shares of common stock from 3,500,000 shares to 25,000,000 shares; and (iii) an elimination of the Company’s previously authorized shares of preferred stock.

FOR

[      ]

   AGAINST

[      ]

  ABSTAIN

[      ]

3.  To ratify and approve the appointment of Jones Simkins, P.C., as the Company's independent auditors for the fiscal year ending June 30, 2008.

FOR

[      ]

   AGAINST

[      ]

  ABSTAIN

[      ]

4.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign below exactly as your name appears on this proxy. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, and administrators should sign in their official capacity, giving their title as such. Partnerships should sign in the partnership name by the authorized person(s).

The undersigned acknowledge(s) receipt of the Notice of the aforesaid Annual Meeting, the Proxy Statement and Annual Report accompany the same, each dated December 7, 2007.

______________________________________________________________

______________________________________________________________

SIGNATURE OF STOCKHOLDER

SIGNATURE IF HELD JOINTLY

Date________________________________________________________, 2007

43586.0003.1069749.4

INTREPID TECHNOLOGY AND RESOURCES, INC.

THIS PROXY IS SOLICITED ON BEHALF

OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, hereby revoking all prior proxies, appoints Dr. Dennis D. Keiser and Dr. Jacob D. Dustin, and each of them, as proxies with full and several power of substitution, to represent and to vote all the shares of Common Stock of INTREPID TECHNOLOGY AND RESOURCES, INC. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of INTREPID TECHNOLOGY AND RESOURCES, INC., to be held on December 7, 2007, and at any adjournment(s) thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INDICATIONS, A SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN BOARD NOMINEES, FOR EACH OF THE OTHER PROPOSALS, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXY HOLDERS WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

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